                                                                    EXHIBIT 10.2


                               LICENSE AGREEMENT
License #  01-020-97-00
         ----------------

AGREEMENT made this 28th day of February, 1997, between Template Software, Inc., a Virginia corporation having its principal place of business at 45365 Vintage Park Plaza, Suite 100, Dulles, Virginia 20166, ("TEMPLATE SOFTWARE") and Winstar Telecommunications, Inc. having its principal place of business at 7799 Leesburg Pike, Suite 401 South, Tysons Corner, VA 22043 ("CUSTOMER").

TEMPLATE SOFTWARE has certain proprietary rights to computer software programs and related documentation ("Licensed Product(s)") which are named in the license schedule(s) ("License Schedule(s)") which are, from time to time, hereafter executed by TEMPLATE SOFTWARE and CUSTOMER, and incorporated herein;

CUSTOMER desires to obtain from TEMPLATE SOFTWARE a non-exclusive and non-transferable license to use the Licensed Product(s) solely for the regular conduct of CUSTOMER's business; and CUSTOMER recognizes the proprietary rights of TEMPLATE SOFTWARE in and to the Licensed Product(s).

In consideration of the above premises and the mutual covenants and conditions contained herein, TEMPLATE SOFTWARE and CUSTOMER covenant and agree as follows:

1. License. TEMPLATE SOFTWARE hereby grants to CUSTOMER, and CUSTOMER hereby accepts under the terms and conditions set forth in this Agreement, a non-exclusive and non-transferable license to use the Licensed Product(s). All references to "this Agreement" shall refer to this License Agreement as modified and/or supplemented by the License Schedule(s).

2. Term of Agreement. The term of this Agreement will commence upon the date of its execution and the execution of the respective License Schedule(s), and remain in force until terminated by the mutual written consent of TEMPLATE SOFTWARE and CUSTOMER or otherwise as provided under Article 12, Default.

3.   Use of Licensed Product(s).
     a. CUSTOMER is authorized to use the Licensed Product(s) for CUSTOMER's internal operation only (and not for any commercial purpose), to access the Licensed Product(s) only from the location defined in the respective License Schedule ("Designated Location"), to install the Licensed Product(s) only on the computer platforms defined in the respective License Schedule(s) ("Designated Computer Platform") and to use the Licensed Product(s) only by the number of authorized users specified in the respective License Schedule(s) ("# Users").

     b. In the event CUSTOMER desires to change the Designated Location and/or Designated Computer Platform found within any License Schedule, CUSTOMER will request the prior written approval of TEMPLATE SOFTWARE, which approval shall not be unreasonably withheld subject to the United States Department of Commerce Export Restrictions and licensing requirements.

     c. TEMPLATE SOFTWARE reserves the right to audit CUSTOMER for, or require CUSTOMER to certify as to, the number of computer platforms on which CUSTOMER has the "Licensed Products" installed and the number of Users of the Licensed Products, no more frequently than every six months upon five days written notice.

     d. CUSTOMER is authorized to make up to 2 back-up copies of the tapes or disks provided they are used only for back-up purposes, and CUSTOMER keeps possession of the back-up copies. All information appearing on the original tapes or disks including the copyright notice must be copied onto the back-up labels.

     e. CUSTOMER may not alter, decompile, disassemble, or reverse engineer the Licensed Product(s).

4. Assignment of Use. CUSTOMER's rights under this Agreement to the Licensed Product(s) may not be assigned, licensed or otherwise transferred, either voluntarily, by operation of law or otherwise, without the prior written approval of TEMPLATE SOFTWARE.

5.   License Fee.
     a. In consideration for the license granted, CUSTOMER will pay to TEMPLATE SOFTWARE a license fee ("License Fee") in the amount (and under the payment terms) specified in the respective License Schedule(s).

     b. The License Fee does not include local, state or federal sales, use, excise, personal property or other similar taxes or duties, and any such taxes shall be the sole responsibility of CUSTOMER.

     c. The License Fee does not include shipping and handling costs and any such costs shall be assumed and paid for by the CUSTOMER. Shipping and Handling costs shall be pursuant to the prices and under the terms in TEMPLATE SOFTWARE's then current Commercial Price List.

6. Limited Publicity. CUSTOMER agrees that TEMPLATE SOFTWARE may identify CUSTOMER in a list of users of the Licensed Product(s) in media such as publicity releases, marketing literature and advertising. TEMPLATE SOFTWARE will refrain from the use of any language which implies endorsement.

7.   Warranty of Performance.
     a. TEMPLATE SOFTWARE disclaims any warranty that the Licensed Product will be free from error or will meet CUSTOMER's specific requirements. CUSTOMER assumes complete responsibility for decisions made or actions taken based on information obtained by using the Licensed Product. Any statements made concerning the utility of the Licensed Product shall not be construed as express or implied warranties.

     b. TEMPLATE SOFTWARE DISCLAIMS ALL WARRANTIES, EXPRESS AND IMPLIED INCLUDING, BUT NOT LIMITED TO, IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     c. No employee, agent or representative of TEMPLATE SOFTWARE has the authority to bind TEMPLATE SOFTWARE to any oral representation or warranty concerning the Licensed Product(s). Any written representation or warranty not expressly contained in this Agreement shall not be enforceable by CUSTOMER.

8. Copyright and Patent Indemnity. TEMPLATE SOFTWARE warrants that it has the right to grant a license to the Licensed Product(s). TEMPLATE SOFTWARE also assures CUSTOMER that, to the best of TEMPLATE SOFTWARE's knowledge, the Licensed Product(s) do not infringe any patent, copyright or trade secret. In the event any legal proceedings are brought against the CUSTOMER by any third party claiming an infringement of a patent, copyright, or trade secret based on CUSTOMER's use of the Licensed Product(s), TEMPLATE SOFTWARE agrees to defend at TEMPLATE SOFTWARE's own expense any such legal proceedings relating to such claim or claims and to hold CUSTOMER harmless from any damages incurred or awarded as the result of settlement or judgment against the CUSTOMER, provided CUSTOMER gives TEMPLATE SOFTWARE prompt, written notice within 30 days of any such claim or of the institution of any such claims against CUSTOMER, and further CUSTOMER cooperates completely with TEMPLATE SOFTWARE, at TEMPLATE SOFTWARE's option, to settle or defend such claims.

                                                                               2
Template Software License Agreement



9.   Trade Secret, Security and Confidentiality.
     a. CUSTOMER acknowledges and agrees that the Licensed Product(s) are TEMPLATE SOFTWARE's confidential proprietary information and trade secret whether or not any portion thereof may be validly copyrighted or patented, and that CUSTOMER shall have no right, title or interest therein, except as expressly set forth in this Agreement.

     b. CUSTOMER will take reasonable precautions to maintain the confidentiality of the Licensed Product(s), but not less than employed to protect its own proprietary information.

     c. The obligations and agreements set forth in this Article 9 shall survive termination, for whatever reason, of this Agreement.

10. Maintenance Services. TEMPLATE SOFTWARE agrees to provide maintenance services ("Maintenance Services") for the period of time and at the prices stated in the respective License Schedule(s). Maintenance Services include all new releases of the Licensed Product(s) and access by telephone to TEMPLATE SOFTWARE's error correction services. TEMPLATE SOFTWARE will respond to CUSTOMER requests for service in the most expeditious manner possible and will use reasonable commercial efforts to correct or provide a workaround for any error reported by CUSTOMER which is replicatable by TEMPLATE SOFTWARE. In the event TEMPLATE SOFTWARE reasonably finds that the reported error is not in the Licensed Product(s), or that the error has resulted from the negligence or modification of the CUSTOMER, the CUSTOMER will be billed for reasonable travel and living costs incurred by TEMPLATE SOFTWARE plus support fees at prevailing rates.

11. Liability. Except as provided in Article 8 above, TEMPLATE SOFTWARE shall in no event be liable for loss of profit, goodwill or other special or consequential damages suffered by CUSTOMER as a result of CUSTOMER's use of the Licensed Product(s) even if TEMPLATE SOFTWARE has been advised of such damages.

12.  Default
     a. Failure by TEMPLATE SOFTWARE or CUSTOMER to comply with any term or condition under this Agreement, or any other default by TEMPLATE SOFTWARE or CUSTOMER, shall entitle the other party to give the party in default written notice requiring it to cure such default. If the party in default has not cured such default within 30 days of such notice, the notifying party shall be entitled, in addition to any other rights it may have under this Agreement or otherwise under law, to immediately terminate this Agreement by written notice to the party in default. Any subsequent failure by TEMPLATE SOFTWARE or CUSTOMER to comply with any term or condition under this Agreement shall entitle the other party to terminate this Agreement immediately with written notification to the party in default.

     b. The right of either party to terminate this Agreement hereunder shall not be affected in any way by its waiver of or failure to take action with respect to any previous default.

     c. Upon the termination of this Agreement for any reason, the Licensed Product(s) and any copies thereof shall be destroyed by the CUSTOMER or returned to TEMPLATE SOFTWARE, and CUSTOMER shall deliver a certification by a duly authorized officer of CUSTOMER stating to TEMPLATE SOFTWARE that CUSTOMER no longer has any right to use the Licensed Product(s) and that the original and all copies of the Licensed Product(s) have been destroyed or returned to TEMPLATE SOFTWARE.

     d. TEMPLATE SOFTWARE has deposited and maintains with an escrow agent a current copy of the source code of the Licensed Product(s), under which Customer has specific rights to source code in the event TEMPLATE SOFTWARE suspends or ceases to carry on regular business provided TEMPLATE SOFTWARE has current maintenance obligations hereunder. A copy of the escrow agreement can be provided upon CUSTOMER's written request.

13.  Entire Agreement and Amendments
     a. This Agreement contains all the agreements and understandings between the parties hereto with respect to the Licensed Product(s), and no oral agreements or written correspondence shall be held to affect the provisions hereof. All subsequent changes, amendments and modifications, to be valid, must be by written instrument executed by authorized representatives of TEMPLATE SOFTWARE and CUSTOMER.

     b. If any one or more provisions of this Agreement are finally adjudicated to be unlawful or unenforceable by a court of competent jurisdiction, then this Agreement shall be construed as if such unlawful provisions had not been contained herein.

     c. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia.

14.  Construction.
     a. A waiver of any breach or default under this Agreement shall not be a waiver of any other or subsequent breach or default. Failure or delay by either party to enforce compliance with any term or condition of this Agreement shall not constitute a waiver of such term or condition.

     b. Headings preceding the text of Articles are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect the meaning, construction, interpretation or effect of this Agreement.

     c. This Agreement shall be binding upon, and shall inure to the benefit of, the parties to this Agreement and their respective successors and assigns.

15. Service of Notice. No notice, consent, waiver or other communication required or permitted to be sent under this Agreement shall be effective unless the same is in writing and is delivered by registered or certified mail, return receipt requested, first-class postage pre-paid, to the address of the party first set forth in this Agreement. Such notices, if sent by registered or certified mail, shall be deemed to have been given at the time of mailing.

TEMPLATE SOFTWARE and CUSTOMER, by their duly authorized officers, have signed and sealed this Agreement on the day and in the year herein above first written.



TEMPLATE SOFTWARE             CUSTOMER:

/s/ Kimberly E. Osgood          /s/ Arthur E.  Gelven
----------------------------  ---------------------------------
Signature                     Signature


  Kimberly Osgood               Arthur E. Gelven
----------------------------  ---------------------------------
Name                          Name


  Chief Financial Officer       Director - Procurement and Material Management
----------------------------  ------------------------------------------------
Title                         Title

Privileged and Confidential


      AMENDMENT ONE TO LICENSE AGREEMENT BETWEEN TEMPLATE SOFTWARE, INC.
                     AND WINSTAR TELECOMMUNICATIONS, INC.


Notwithstanding anything to the contrary, this document ("Amendment One") amends and takes the place of the License Agreement with the Effective Date of February 28, 1997 (the "Agreement"), between Template Software, Inc. ("TEMPLATE SOFTWARE") and WinStar Telecommunications, Inc. ("CUSTOMER") as set forth below:

1. In the second paragraph from the top, after the word "documentation", delete the words "(Licensed Product(s))" and after the word "which", replace the word "are" with "shall be attached hereto and may be" and then delete the word "hereafter". In the same paragraph, after the word "CUSTOMER", add the phrase "upon written mutual agreement of the parties". In the same paragraph, add the words "shall be" before the words "incorporated herein".

2.  Replace the third paragraph from the top in its entirety with the following:
    "CUSTOMER desires to obtain from TEMPLATE SOFTWARE, and TEMPLATE SOFTWARE represents it is able and willing to deliver to CUSTOMER, a license to use the Licensed Product(s) (as defined below) according to the terms and conditions of this Agreement".

3. In the first line of Section 1, delete the phrase ", and CUSTOMER hereby accepts". In the second line of Section 1, after the word "non-transferable" add the words ", irrevocable, perpetual, fully paid-up, ". In the same second line of the same Section 1, after the words "use the", delete the words "Licensed Product(s)" and replace with the following: "software described in the License Schedule(s) (License Schedule One is attached hereto), including any tutorials, development tools and documentation related thereto (collectively, the "Licensed Product(s)"). Delete the last sentence of Section 1 in its entirety.

4. In Section 2, replace the words "the date of its execution and the execution of the respective License Schedule(s) with the words "Effective Date". At the end of Section 2, add the following: "Notwithstanding any termination as described in Section 12, in no event shall CUSTOMER lose any of its license rights with respect to the Licensed Product(s)".

5. In the first line of Section 3.a., after the first word "CUSTOMER", delete the word "is" and add the words "and CUSTOMER's Affiliates (as defined below) and agents (but only with respect to activities performed relating to CUSTOMER) are". In the first line of Section 3.a., after the word "CUSTOMER's", add the words "or CUSTOMER's Affiliates and agents (but only with respect to activities performed relating to CUSTOMER)". In the first line of Section 3.a., delete the words "(and not for any commercial purpose)" and put a comma after the word "only". In the second line of
    Section 3.a., before the word "computer" add the words "number of". At the end of Section 3.a., add the following: "TEMPLATE SOFTWARE agrees to grant the same rights to the Licensed Product(s), as are described in this Agreement, to additional # Users at the fees described in Licensed Schedule(s). For the purposes of this Agreement, "Affiliates" shall mean, with respect to any entity, any other entity which owns, is owned by or is under common ownership with such entity. For the purpose of the preceding sentence, "own" and its derivatives means, with regard to any entity, the legal, beneficial, or equitable ownership, directly or indirectly, of fifty percent (50%) or more of the capital stock (or other ownership interest, if not a corporation) of such entity ordinarily having voting rights."

6. Add the following at the end of Section 3.b. "Without changing the scope of the licenses granted hereby as set forth in this Section 3, CUSTOMER shall have the right to use the Licensed Product(s): (i) for backup and disaster recovery purposes; (ii) to allow CUSTOMER to utilize facilities management or outsourcing services at a third party data center; and (iii) for purposes of parallel

Privileged and Confidential


    testing when transferring or using the Licensed Product(s) on new or additional hardware. Additional fees, if any, that may be incurred on account of such use will be set forth in the License Schedule(s) attached hereto."

7. In the second line of Section 3.c., replace the words "six months" with the word "year". At the end of Section 3.c., add the following: "TEMPLATE SOFTWARE agrees that during such audit it shall act reasonably and not unreasonably disrupt CUSTOMER's business activities and shall comply with all CUSTOMER policies, procedures and confidentiality provisions.".

8.  Intentionally omitted

9. Add a new Section 3.f. that states the following: "TEMPLATE SOFTWARE agrees that CUSTOMER shall have the ongoing right to convert the scope of use of the Licensed Product(s), or any part thereof, from the current scope identified in Section 3.a. herein, to a server based license that will allow CUSTOMER to use the Licensed Product(s) on one or more servers, for back-up, disaster recovery or any other purpose (without being limited by the number of users, number of applications, hardware platform, network configuration, physical location of the Licensed Product(s) or similar criteria) ("Server Based"), in accordance with Section 3 of the License Schedule attached hereto."

10. After Section 3, add a new Section entitled "New Section" that states the following:

    "New Section.  Acceptance

       a. TEMPLATE SOFTWARE represents that each Licensed Product(s), as set forth in the License Schedule(s): (i) conforms to the specifications and documentation included in the Licensed Product(s) and otherwise with the terms of this Agreement and will operate with other Licensed Product(s) in accordance with this paragraph a; (ii) meets or exceeds (or will meet or exceed in the case of 7.g. and 7.h.) the warranties set forth in Section 7 of this Agreement; (iii) contains no material errors or defects; (iv) operates in accordance with (i)-(iii) above for the desktop and server environments, for the relational database environment, and for the server environment, as such environments are described in the License and Services Schedule(s); and (v) will meet such other specific criteria as the parties may mutually develop and agree upon in writing (with (i)-(v) above collectively defined as the "Acceptance Criteria").

       b. TEMPLATE SOFTWARE shall certify, in a signed writing to CUSTOMER, that each individual Licensed Product(s), as set forth in the License Schedule(s) (including, but not limited to, a separate certification for development and run-time licenses), meets with the Acceptance Criteria (the "Acceptance"). The foregoing is the sole manner in which Acceptance may occur. Upon Acceptance, the License Fee (as defined in Section 5.a. herein) for the applicable Licensed Product(s) shall be due and owing by CUSTOMER in the amount set forth in the License Schedule(s). In the event that a run-time version of a particular Licensed Product(s) does not meet Acceptance but a development version of the Licensed Product(s) previously met with Acceptance, then TEMPLATE SOFTWARE promptly shall refund any amounts paid by CUSTOMER with respect to such prior development version."

11. Delete the original Section 4 in its entirety and replace with the following: "This Agreement shall be binding on the parties hereto and their respective successors and assigns. Neither party may, or shall have the power to, assign this Agreement without prior written consent of the other, except that either party may assign its rights and obligations under this Agreement without approval of the other party to an entity that acquires all or substantially all of the assets of the assigning party or to any parent, subsidiary or affiliate or successor in a merger or acquisition of such party; provided that in no event shall such assignment relieve the assigning party from its obligations under this Agreement.

Privileged and Confidential


12. In Section 5.a., after the word "granted,", add the words "and upon Acceptance,". In the same Section 5.a., replace the word "pay" with "owe" and delete the words "(and under the payment terms)"

13. In Section 5.b., add the following as a new sentence. "In no event shall CUSTOMER be responsible for any taxes based upon TEMPLATE SOFTWARE's income or gross receipts".

14. Delete Section 5.c. in its entirety and add the following as a new Section 5.c.: "All undisputed invoices shall become due and payable within thirty
    (30) days of receipt of such invoice by CUSTOMER."

15. Add the following as a new Section 5.d.: "With respect to amounts owed to CUSTOMER by TEMPLATE SOFTWARE, if any, CUSTOMER shall have the right, upon written notice to TEMPLATE SOFTWARE, to set-off that amount as a credit against charges otherwise payable to TEMPLATE SOFTWARE".

16. Add the following as a new Section 5.e. "CUSTOMER may withhold payment of disputed invoices, or of any disputed charge or amount on any invoice, presented by TEMPLATE SOFTWARE, so long as such amount is disputed in good faith. In order for an amount to be deemed disputed in good faith under this
    Section 4.8, CUSTOMER must present written notification of any such good faith dispute within thirty (30) days of receipt of the applicable invoice involving such dispute, or the particular dispute will be deemed undisputed. CUSTOMER and TEMPLATE SOFTWARE shall negotiate in good faith with respect to any such disputed amounts and shall attempt to settle the dispute within thirty (30) days."

17. Add the following as a new Section 5.f. "Undisputed amounts that remain unpaid for more than thirty (30) days from the due date shall accrue interest at the rate of one percent (1%) per month."

18. In Section 6, in the first line after the word "that" add the following: ", upon prior CUSTOMER approval which shall not be unreasonably withheld,".

19. In Section 7.a., delete the first sentence in its entirety.

20. Add the word "OTHER" after the word "ALL" in Section 7.b. and move Section 7.b. (as amended) to a new Section 7.i. . Delete the last sentence of
    Section 7.c. and move Section 7.c. (as amended) to a new Section 7.j. .

21. Add a new Section 7.b. that states the following: "TEMPLATE SOFTWARE represents, warrants and covenants that: (i) it has all rights, power and authority (including all rights needed to include, incorporate or embed any third party software) to enter into this Agreement and to license the Licensed Product(s) to CUSTOMER; and (ii) neither the Licensed Product(s), deliverables or any other materials provided to CUSTOMER, or any part of the foregoing, infringes any patent, copyright, trademark, service mark, trade secret or other proprietary right of a third party."

22. Add a new Section 7.c. that states the following: "TEMPLATE SOFTWARE represents, warrants and covenants that the Licensed Product(s) shall not contain:(i) any coded instructions, routine, or other method intentionally included by TEMPLATE SOFTWARE to enable any person or computer system, including authorized or unauthorized users and terminals, to bypass any log-in and any security feature of the Licensed Product(s) or the computer systems on which the Licensed Product(s) is installed; (ii) any code intentionally included by TEMPLATE SOFTWARE that, when activated in accordance with a predetermined method, date or event, causes the Licensed Product(s) to cease to operate, to operate in a degraded manner, to damage or destroy data or code, or otherwise deleteriously affect the functioning of the Licensed Product(s), other programs or the computer system on which the Licensed Product(s) is installed, or with which the computer system is in

Privileged and Confidential


    communication; or (iii) any code or instructions intentionally included by TEMPLATE SOFTWARE to cause the Licensed Product(s), other software, or the computer systems on which the Licensed Product(s) is installed, to perform an unauthorized function or to operate in an unauthorized manner." Notwithstanding the foregoing, the Licensed Product(s) may contain license management features so long as such features allow TEMPLATE SOFTWARE to monitor, but not to disable or otherwise interrupt, the operation of the Licensed Product(s).

23. Add a new Section 7.d. that states the following: "TEMPLATE SOFTWARE represents, warrants and covenants that the Licensed Product(s) will operate and continue to operate in proper date order sequence and will be compliant with the documentation and other specifications before, during and after the year 2000".

24. Add a new Section 7.e. that states the following: "TEMPLATE SOFTWARE represents, warrants and covenants that the Licensed Product(s) will be accompanied by complete documentation that shall be sufficient to allow a reasonably knowledgeable information technology professional (trained in a manner substantially equivalent to TEMPLATE SOFTWARE's internal training) to use, support, modify and maintain the Licensed Product(s)".

25. Add a new Section 7.f. that states the following: "TEMPLATE SOFTWARE represents, warrants and covenants that for a period of six (6) months from the date that each Licensed Product(s) meets with Acceptance, that such Licensed Product(s) shall perform in accordance with this Agreement, including the Acceptance Criteria and Exhibits ("Warranty Period"). The Warranty Period shall be deemed to continue thereafter for so long as CUSTOMER continues to subscribe to TEMPLATE SOFTWARE's Maintenance Services, as such services are described in the attached License Schedule(s). During the Warranty Period, CUSTOMER agrees to provide TEMPLATE SOFTWARE with written notification as to the specifics of any nonconformity or defect in the Licensed Product(s) and TEMPLATE agrees to promptly repair such nonconformity or defect free of charge. During such Warranty Period, TEMPLATE SOFTWARE shall respond to all identified nonconformities and defects in the manner set for in Section 4 of License Schedule 1 hereto."


26. Add a new Section 7.h. that states the following: "TEMPLATE SOFTWARE represents, warrants and covenants that the Licensed Product(s) will be capable of operating in accordance with the Acceptance Criteria on Oracle
    7.3.2 by July 1997 and, provided CUSTOMER is then under a paid maintenance agreement with TEMPLATE SOFTWARE, future general releases of same within six
    (6) months of such general release, until July, 2002."

27. Delete Section 8 in its entirety and replace with a new Section 8 that states the following:

"Indemnities.

       a. TEMPLATE SOFTWARE agrees to indemnify, defend at its expense and hold harmless CUSTOMER and its officers, directors, employees, agents, successors and assigns from any and all claims, actions, damages, liabilities, costs and expenses, including reasonable attorney's fees and expenses, arising from or related to the following: (i) any breach of any representation, warranty or covenant made by TEMPLATE SOFTWARE under this Agreement; (ii) any breach of the confidentiality obligations hereunder by TEMPLATE SOFTWARE; (iii) any claim of infringement made against CUSTOMER or its representatives of any patent, copyright, trademark, trade secret or other proprietary right relating to the Licensed Product(s), documentation and/or other materials provided by TEMPLATE SOFTWARE; and (iv) any claim of misappropriation of proprietary information alleged to have occurred because of CUSTOMER's (or its designated representatives) use of the Licensed Product(s), documentation and/or other materials provided by TEMPLATE SOFTWARE.

Privileged and Confidential


       b. If such claim or threatened claim of infringement is made, then TEMPLATE SOFTWARE shall use best efforts to (i) procure for CUSTOMER the right to use the Licensed Product(s), and/or other materials provided by TEMPLATE SOFTWARE claimed to be infringing such that they are free of any liability for infringement, but if not possible then; (ii) replace the Licensed Product(s) with a non-infringing substitute complying in all material respects with all the requirements of this Agreement."

26. Move Section 9.c. to a new Section 9.d. and replace the original Section 9.c. with the following: "TEMPLATE SOFTWARE agrees to keep and protect as confidential any non-public information that it receives or obtains with respect to CUSTOMER."

27. In the first line of Section 10, before the words "(Maintenance Services)", add the words "as described in the License Schedule(s) attached hereto".

28. Before the last line of Section 10, add the following: "The Maintenance Services period shall be one year in duration and shall commence on the date of expiration of the Warranty Period. The Maintenance Services shall automatically renew for subsequent one year periods, and TEMPLATE SOFTWARE represents that it will continue to offer such Maintenance Services, unless CUSTOMER cancels same upon notice to TEMPLATE SOFTWARE on or before the anniversary date of such period. The annual fee for Maintenance Services shall be equal to fifteen percent (15%) of the License Fee for the particular Licensed Product(s) as set forth in the License Schedule(s) and shall be payable to TEMPLATE SOFTWARE annually in advance. Annual maintenance fee increases shall be limited to the lesser of the previous calendar year's annual average U.S. Consumer Price Index (CPI), For All Urban Consumers, All Items (1982-1984=100), as published by the Bureau of Labor Statistics of the United States Department of Labor (or such similar index if the CPI is no longer used), or three percent (3%).

29. Delete the last line of Section 10 in its entirety.

30. Add the following at the end of Section 11: "CUSTOMER shall in no event be liable for loss of profit, goodwill or other special or consequential damages suffered by TEMPLATE SOFTWARE relating to this Agreement, even if CUSTOMER has been advised of the possibility of such damages."

31. In the first line of Section 12.a., before the word "term", add the word "material". In the first and carryover second line of Section 12.a., delete the words ", or any default by TEMPLATE SOFTWARE or CUSTOMER,".

32. In Section 12.a., replace the word "default" wherever it appears with the words "material breach". Delete the last sentence of Section 12.a. in its entirety.

33. Delete Section 12.c. in its entirety.

34. In Section 13.a., after the first sentence, add the following: "This Agreement (including any License Schedule(s) referred to herein) supersedes all prior agreements and representations, whether written or oral, with respect to the subject matter of this Agreement between the parties, including that certain Memorandum of Understanding between the parties with the effective date of February 28, 1997."

35. In Section 13.c., replace the word "State" with the word "Commonwealth" and add the phrase "without reference to conflict of laws principles" onto the end of the sentence.


                            [SIGNATURE PAGE FOLLOWS]

Privileged and Confidential


Except for the amendments stated herein, the terms and conditions of the Agreement shall remain unchanged and in full force and effect.

          IN WITNESS WHEREOF, the parties have caused this Amendment One to be executed by their respective duly authorized representatives, as of February 28, 1997, as set forth below:


WinStar Telecommunications, Inc.       Template Software, Inc.

By: /s/ Arthur E. Gelven               By: /s/ Kimberly E. Osgood
    --------------------                   ----------------------

Name: Arthur E. Gelven                 Name: Kimberly E. Osgood
      ----------------                       ------------------

Title: Director- Procurement           Title: Chief Financial Officer
       ---------------------                  -----------------------
        and Material Management
        -----------------------